UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of the earliest event reported): April 24, 2019

Cipherloc Corporation

(Exact name of registrant as specified in its charter)

(formerly National Scientific Corporation)

Texas	000-28745	86-0837077
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

825 Main Street, Suite 100

Buda, TX 78610

(Address of principal executive offices) (Zip Code)

512-772-4245

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On April 24, 2019 the Company entered into an Operating Agreement with Ageos, LLC a Virginia Limited Liability Company. The Operator has the required expertise, clearances and credentials to work with certain US government departments, agencies and affiliates; and the Operator will assist the Company in securing sales to the US Government and other contracts. The Company’s products will be sold to the Government at our normal pricing and the Company agreed to guarantee the lease for the secured facility in Virginia and to advance the cost at an amount not to exceed $1.6 million annually including the lease guarantee. The advanced funds will be reimbursed to the Company from Ageos’ profits generated by Ageos sales of the Company’s products.

Item 9.01 Financial Statements and Exhibits

Exhibit 10.38 Operating Agreement

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934 the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Registrant	Cipherloc Corporation

Date: April 29, 2019	By:	/s/ Michael De La Garza
Michael De La Garza
Chief Executive Officer (Principal Executive Officer) and Director